32.1 Section 906 Certification of the Chief Executive Officer and Chief Financial Officer

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Terra Nova Financial Group, Inc. (the "Company") for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Michael G. Nolan, the Chief Executive Officer of the Company, and Murrey Wanstrath, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. section 1350, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael G. Nolan
Name: Michael G. Nolan
Title: Chief Executive Officer
Date: May 15, 2008

/s/ Murrey Wanstrath
Name: Murrey Wanstrath
Title: Chief Financial Officer
Date: May 15, 2008

This certification shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.

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